UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2005

NIKU CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-28797	77-0473454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Main Street, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 298-4600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.

On June 9, 2005, Computer Associates International, Inc., a Delaware corporation (“Computer Associates”), Nebraska Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Computer Associates (“Merger Sub”), and Niku Corporation, a Delaware corporation (“Niku”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), under which Merger Sub will be merged with and into Niku, with Niku continuing after the merger as the surviving corporation and a wholly owned subsidiary of Computer Associates (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.0001 per share, of Niku (“Niku Common Stock”) will be converted into the right to receive $21.00 in cash, without interest (“Merger Consideration”). Additionally, at the effective time of the Merger, each outstanding and unexercised option, whether vested or unvested, to purchase Niku Common Stock will be assumed by Computer Associates and become an option to acquire shares of common stock of Computer Associates on the terms and conditions set forth in the Merger Agreement. The Merger Agreement has been unanimously approved by Niku’s Board of Directors, and the transactions contemplated by the Merger Agreement are subject to the approval of Niku’s stockholders, any required antitrust clearance and other customary closing conditions.

The foregoing description of the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. Niku intends to file a proxy statement and other relevant documents concerning the Merger with the Securities and Exchange Commission (“SEC”), and the proxy statement will be mailed to the stockholders of Niku. NIKU STOCKHOLDERS ARE URGED TO READ NIKU’S PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and Niku stockholders and investors may obtain free copies of the documents filed with the SEC by Niku by going to Niku’s Investor Relations page on its corporate website at www.niku.com. Such documents are not currently available.

Participants in Solicitation

Niku and its directors and executive officers, and Computer Associates and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Niku Common Stock in respect of the proposed Merger. Information about the directors and executive officers of Computer Associates is set forth in its proxy statement for the 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2004. Information about the directors and executive officers of Niku is set forth in the proxy statement for Niku’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on May 31, 2005.

Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available. These documents will be available free of charge once available, at the SEC’s web site at www.sec.gov or by going to Niku’s Investor Relations page on its corporate website at www.niku.com.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding the proposed Merger between Computer Associates and Niku, the expected timetable for completing the Merger, future financial and operating results, benefits and synergies of the Merger, future opportunities for the combined company and products and any other statements regarding Computer Associates’ or Niku’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the ability to consummate the Merger; the ability of Computer Associates to successfully integrate Niku’s operations and employees, the ability to realize anticipated synergies; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market, business conditions and volatility and uncertainty in the markets that Computer Associates and Niku serve; and the other factors described in Annual Report on Form 10-K for Computer Associates’ most recently completed fiscal year and Computer Associates’ other filings with the SEC and Niku’s Annual Report on Form 10-K for the year ended January 31, 2005 and Quarterly Report on Form 10-Q for the period ended April 30, 2005. These reports are available at www.sec.gov. Niku disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

ITEM 8.01 Other Events.

In connection with the Merger, Computer Associates and Niku issued a joint press release which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Computer Associates International, Inc., Nebraska Acquisition Corp. and Niku Corporation, dated June 9, 2005.

99.1	Joint Press release issued by Computer Associates and Niku Corporation, dated June 9, 2005, entitled “Computer Associates to Acquire Niku.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKU CORPORATION

	By:	/s/ MICHAEL SHAHBAZIAN
	Name:	Michael Shahbazian
	Title:	Chief Financial Officer

Date: June 9, 2005

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Computer Associates International, Inc., Nebraska Acquisition Corp. and Niku Corporation, dated June 9, 2005.

99.1	Joint Press release issued by Computer Associates and Niku Corporation, dated June 9, 2005, entitled “Computer Associates to Acquire Niku.”